SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 14, 2003

Commonwealth Telephone Enterprises, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

0-11053	23-2093008
(Commission File Number)	(IRS Employer Identification No.)

100 CTE Drive Dallas, PA	18612-9774
(Address of Principal Executive Offices)	(Zip Code)

(570) 631-2700

(Registrant’s Telephone Number, Including Area Code)

N.A.

(Former Name or Former Address, if Changed Since Last Report)

Item 5.	Other Events.

On July 14, 2003, Commonwealth Telephone Enterprises, Inc. issued a press release to announce that it intends to offer $200 million aggregate principal amount of convertible notes due 2023, and to grant an option for up to an additional $50 million aggregate principal amount of convertible notes due 2023, to be offered pursuant to Rule 144A under the Securities Act of 1933, as amended. Other information relating to the convertible notes is contained in the press release, a copy of which is attached as Exhibit 99.1 hereto.

On July 15, 2003, Commonwealth Telephone Enterprises, Inc. issued a press release to announce the pricing of the convertible notes, a copy of which is attached as Exhibit 99.2 hereto.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

99.1	Press Release dated July 14, 2003

99.2	Press Release dated July 15, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMONWEALTH TELEPHONE ENTERPRISES, INC.

Date:	July 15, 2003	By:	/s/ RAYMOND B. OSTROSKI
		Name:	Raymond B. Ostroski
		Title:	Senior Vice President, General Counsel and Corporate Secretary